Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Gold & Special Minerals Fund:

We consent to the use of our report dated August 11, 2014, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Gold & Special Minerals Fund, incorporated by reference herein, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG LLP
KPMG LLP
Denver, Colorado
October 24, 2014